EXHIBIT 4.1

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of August 6, 2015, among OUTERWALL INC., a Delaware corporation (the "Borrower"), certain Subsidiaries of the Borrower (the "Guarantors"), the Required Lenders as defined in the Credit Agreement (hereinafter defined) (the "Required Lenders"), and BANK OF AMERICA, N.A., as the Administrative Agent for the Lenders (in such capacity, the "Administrative Agent'').

A.The Borrower, the Lenders (as defined in the Credit Agreement) and the Administrative Agent are party to that certain Third Amended and Restated Credit Agreement initially dated as of November 20, 2007 and amended and restated as of April 29, 2009, as of July 15, 2011, and as of June 24, 2014 (as the same may be further amended, modified, supplemented, restated or amended and restated from time to time, the "Credit Agreement").

B.The Borrower has requested that the Credit Agreement be amended in certain respects.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Terms and References. Unless otherwise stated in this Amendment, (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment and (b) references to "Sections" are to the Credit Agreement's sections.

2.    Amendments.

(a)Section 1.01 of the Credit Agreement is amended to insert the following definition in appropriate alphabetical order to read as follows:

"First Amendment" means the First Amendment to this Agreement dated as of August 6, 2015.

(b)Section 3.01(e)(ii)(D) of the Credit Agreement is amended and restated in its entirety to read as follows:

"(D)     if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the First Amendment, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i)."

(c)Section 7.06 of the Credit Agreement is amended to insert a new clause (f) in appropriate alphabetical order to read in its entirety as follows:

"(f)     the Company may make Restricted Payments of cash dividends to common shareholders of the Company not to exceed an aggregate amount of $35,000,000 in any fiscal year, which payments shall not be subject to the limitations set forth in clause (e) of this Section 7.06; provided that any such Restricted Payments made under this clause (f) shall be disclosed on each Compliance Certificate delivered by the Company under the Credit Agreement."

(d)Exhibit D of the Credit Agreement is restated in its entirety to read as set forth on Exhibit D attached to this Amendment.

3.     Conditions Precedent to Effectiveness of Amendment. This Amendment shall not be effective until the Administrative Agent receives the following:

(a)counterparts of this Amendment executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent;

(b)payment of all reasonable expenses, including reasonable legal fees and expenses of counsel to the Administrative Agent, incurred by the Administrative Agent in connection with this Amendment, to the extent invoiced to the Borrower on or prior to the date hereof; and

(c)such other agreements, documents, instruments and items as the Administrative Agent may reasonably request.

4.     Representations. The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action.

(b)All representations and warranties made or deemed made by the Borrower in the Loan Documents are true and correct as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except that for purposes of such representations and warranties, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

(c)    Since December 31, 2014, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)    No Default or Event of Default has occurred and is continuing as of the date hereof.

5.     Effect of Amendment. This Amendment is a Loan Document. Except as expressly modified and amended by this Amendment, all of the terms, provisions and conditions of the Loan Documents, and the Liens created thereby, shall remain unchanged and in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. If any part of this Amendment is for any reason found to be unenforceable, all other portions of it shall nevertheless remain enforceable. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement arc hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement amended by this Amendment.

6.     Expenses. The Borrower shall pay all reasonable fees and expenses paid or incurred by the Administrative Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of the Administrative Agent's counsel in connection with the negotiation, preparation, delivery and execution of this Amendment and any related documents.

7.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

8.     Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

9.    ENTIRETY.    THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERCEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

10.    Parties.    This Amendment binds and inures to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Lenders and their respective successors and permitted assigns.

[REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGES FOLLOW.]

OUTERWALL INC., as the Borrower
By:	/s/ Galen C. Smith
Name:	Galen C. Smith
Title:	Chief Financial Officer

BANK OF AMERICA, N.A., as the Administrative Agent
By:	/s/ Angela Larkin
Name:	Angela Larkin
Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Anthony Eastman
Name:	Anthony Eastman
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Thomas O'Connell
Name:	Thomas O'Connell
Title:	Senior Vice President

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Julia Ivanova
Name:	Julia Ivanova
Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Kurban H. Merchant
Name:	Kurban H. Merchant
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender
By:	/s/ Susan J. Swerdloff
Name:	Susan J. Swerdloff
Title:	Managing Director

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ John Durland
Name:	John Durland
Title:	Authorized Signatory

COMERICA BANK, as a Lender
By:	/s/ Walter Weston
Name:	Walter Weston
Title:	Vice President

COLUMBIA STATE BANK, as a Lender
By:	/s/ Kevin N Meabon
Name:	Kevin N Meabon
Title:	Senior Vice President

BANK OF THE WEST, as a Lender
By:	/s/ Bruce Kendrex
Name:	Bruce Kendrex
Title:	Director

GUARANTORS:

CLOVER ONE, LLC By: Outerwall Inc., its sole manager
By:	/s/ Donald R. Rench
Name:	Donald R. Rench
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

COINSTAR INTERNATIONAL, INC.
By:	/s/ Donald R. Rench
Name:	Donald R. Rench
Title:	Secretary

COINSTAR PROCUREMENT, LLC By: Outerwall Inc., its sole manager
By:	/s/ Donald R. Rench
Name:	Donald R. Rench
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

CUHL FOODS, LLC By: CUHL Holdings, LLC, its sole manager
By:	/s/ Donald R. Rench
Name:	Donald R. Rench
Title:	Vice President and Secretary

CUHL HOLDINGS, LLC By: Outerwall Inc., its sole manager
By:	/s/ Donald R. Rench
Name:	Donald R. Rench
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

ecoATM, INC.
By:	/s/ Nora M. Denzel
Name:	Nora M. Denzel
Title:	Interim President

REDBOX AUTOMATED RETAIL, LLC
By:	/s/ Donald R. Rench
Name:	Donald R. Rench
Title:	Vice President

REDBOX INCENTIVES LLC By: Redbox Automated Retail, LLC, its sole member
By:	/s/ Donald R. Rench
Name:	Donald R. Rench
Title:	Vice President

RAR VENTURES LLC By: Redbox Automated Retail, LLC, its sole manager
By:	/s/ Donald R. Rench
Name:	Donald R. Rench
Title:	Vice President

SESAME HOLDINGS, LLC By: Outerwall Inc., its sole manager
By:	/s/ Donald R. Rench
Name:	Donald R. Rench
Title:	Chief Legal Officer, General Counsel and Corporate Secretary